SERIES A PREFERRED STOCK PURCHASE AGREEMENT
THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of is made as of February 15, 2021, by and among LINICO Corporation, a Nevada corporation (the “Company”) Comstock Mining Inc., a Nevada corporation (“CMI”), and Aqua Metals, Inc., a Delaware corporation (“AQMS” together with CMI each a “Investor” and together the “Investors”) as listed on Exhibit A.
The parties hereby agree as follows:
1.Purchase and Sale of Preferred Stock.
1.1 Sale and Issuance of Preferred Stock.
(a) The Company shall have adopted and filed with the Secretary of State of the State of Nevada on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit C attached to this Agreement (the “Restated Certificate”).
(b) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Investor at the Closing that number of shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), set forth opposite each Investor’s name on Exhibit A, at a purchase price of $1,000 per share, per the conditions set forth in Section 1.2 below. The shares of Series A Preferred Stock issued to the Investors pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”
1.2 Closing Consideration; True Up.
(a) At Closing, CMI shall issue the Company 3,000,000 shares of Comstock Mining Inc. common stock (the “CMI Stock”), in consideration for the Company issuing 6,250 Shares to CMI, subject to adjustment as described below. Such CMI Stock at the time of such issuance will not be registered under the Securities Act or any applicable state securities law and accordingly will constitute restricted stock under Securities Act Rule 144.
(b) Following the Closing, CMI shall pay to the Company, by check payable to the Company, or by wire transfer to a bank account designated by the Company, the following amounts on the following dates: $500,000 on February 26, 2021, $500,000 on March 31, 2021, $500,000 on April 30, 2021, $500,000 on May 30, 2021, $500,000 on July 1, 2021, $1,000,000 on August 31, 2021, and $1,000,000 on September 30, 2021 (collectively, the “Cash Commitment”).
(c) On or prior to July 1, 2021, CMI shall have the right but not the obligation to contribute additional shares of CMI Stock, for the purpose of ensuring sufficiency for the second building deposit, to the Company in consideration of additional Shares (at a price of $1,000 per Share upon the Company receiving cash proceeds from the sale of such additional shares of CMI Stock), provided that under no circumstances shall CMI issue shares of CMI Stock pursuant to this Agreement that exceed 19.9% of the total issued and outstanding common shares of CMI on the date hereof.

(d) The Cash Commitment shall be reduced on a dollar-for-dollar basis and CMI shall be relieved of any obligation to make any further payments toward the Cash Commitment to the extent that the net proceeds from the sale of the CMI Stock combined with the portion of the Cash Commitment delivered by CMI to the Company exceeds $10,750,000. All cash received by the Company in excess of $10,750,000 from CMI (directly or indirectly, after the sale of CMI Stock), shall be immediately remitted to CMI. If the Company has received cash from CMI (directly or indirectly after the sale of CMI Stock) of $10,750,000 and still holds shares of CMI Stock, then the Company shall immediately return all such shares of CMI Stock to CMI for no consideration.
(e) If the net proceeds from the sale of the CMI Stock by the Company, commencing no earlier than six (6) months after the date of Closing, combined with the Cash Commitment delivered by CMI to the Company shall exceed $6,250,000, then such excess sale proceeds and Cash Commitment’s paid shall be applied towards the warrant exercise price payable by CMI pursuant to the CMI Warrant (as defined below) to exercise and purchase additional shares at the applicable warrant price, up to 2,500 Shares. If such excess proceeds exceed the $2,500,000 required to fully exercise the CMI Warrant, the balance of such excess proceeds shall be applied towards the second building deposit of $2,000,000 payable by the Company under the Lease. For the sake of clarity, additional Shares (in addition to the 6,250 Shares issued to CMI on the Closing) shall be issued to CMI at a price of $1,000 per Share in exchange for all payments of the Cash Commitment and all net proceeds from the sale of CMI Stock that are retained by the Company or otherwise used by the Company. CMI shall be entitled to receive one (1) Share for every $1,000 delivered by CMI to the Company, directly or indirectly after the sale of CMI Stock.
(f) To the extent that the net proceeds from the sale of the CMI Stock combined with the Cash Commitment is less than $6,250,000 as of the date that the Company has completed the sale of the CMI Stock not later than October 31, 2021, CMI promptly (i.e., within (3) business days of the Company notifying CMI that it has completed the sale of the CMI Stock) shall pay the Company the difference in cash and shall not receive any additional Shares for such payment (the “Shortfall Obligation”).
(g) The Company shall promptly provide CMI with written notice of any Shortfall Obligation or late Cash Commitment payment due under section 1.2(b), except for the first Cash Commitment payment due on February 26, 2021. CMI’s failure to make the payment of the Cash Commitment due on February 26, 2021, by close of business on February 27, 2021, shall constitute an immediate default and reduction of 500 Shares owned by CMI.
(h) All subsequent Cash Commitment defaults will occur if CMI fails to deliver its Cash Commitments to the Company in accordance with its payment obligations under Section 1.2(b), within 10 calendar days of the due date for such payment of the Cash Commitment as set forth in Section 1.2(b). Failure to fund a payment of the Cash Commitment within such 10-calendar-day period will result in the cancellation of the number of Shares owned by CMI with a liquidation preference equal to the unpaid portion of the Cash Commitment or Shortfall Obligation. Upon receipt of the Cash Commitment or Shortfall Obligation within twenty (20) days of the due date for such Cash Commitment payment, the Shares shall be re-issued to CMI. The Company shall have the right to update its share registry and all other books and records as necessary to reflect the applicable reduction in Share ownership and voting rights.
(i) At Closing, AQMS shall issue to the Company 375,000 shares of Aqua Metals Inc. common stock (the “AQMS Stock”). In consideration the Company shall issue 1,500 Shares to AQMS, subject to adjustment as described below. The AQMS Stock will be registered under the Securities Act or any applicable state securities law and shall be freely transferable by the Company. If the sale by the Company of 75% of the AQMS Stock shall result in net proceeds to the Company of less than $1,500,000, AQMS promptly shall pay the Company the difference in cash no later than the earlier of either (i) 5 calendar days after the sale by the Company of the AQMS stock or (ii) February 26, 2021 and AQMS shall not receive any as additional shares for such payment. If the sale results in net proceeds to the Company of more than $1,500,000, such excess proceeds shall be applied to the AQMS Warrant (as defined below) to exercise and purchase additional Shares at the applicable warrant price, up to $500,000, with any excess proceeds returned to AQMS. The additional 25% of the AQMS Stock shall be held for six (6) months after the Closing, and if upon sale following such holding period the net proceeds received by the Company from the sale of such additional 25% of the AQMS Stock plus the net proceeds from the sale of the initial 75% (including any shortfall payment by AQMS) received by the Company shall result in net proceeds to the Company of more than $2,000,000, such excess shall be paid back to AQMS.
1.3 Closing; Delivery.
(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at such time and place as the Company and the Investors mutually agree upon, orally or in writing one (1) business day after all of the closing conditions set forth in Section 6 and Section 7 have been met (which time and place are designated as the “Closing”).
(b) At the Closing, the Company shall deliver to AQMS a certificate registered in its name representing the Shares being purchased by AQMS at the Closing and shall issue a certificate registered in CMI’s name representing the Shares being purchased by CMI at the Closing.
1.4 Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the Voting Agreement, the Company will use the proceeds from the sale of the Shares to fund the Company’s technology-based lithium-ion battery recycling and cathode production equipment, the industrial facility lease-purchase, startup costs, general working capital, other uses consistent with the Linico-3yr-Financial Base Model (dated 1-28-21) attached hereto as Appendix I, expenses associated with this offering, the $1,000,000 investment in Green Li-ion and use of $500,000 for the repurchase of Common Stock pursuant to the Founder Repurchase Agreement.
1.5 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(b) “Code” means the Internal Revenue Code of 1986, as amended.
(c) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.
(d) “Employment Agreement” means a mutually acceptable employment agreement between Michael Vogel and the Company dated as of the date of the Closing.
(e) “Founder” means Michael Vogel.
(f) “Founder Repurchase Agreement” shall mean the agreement between the Company and Michael Vogel, attached hereto as Exhibit D, pursuant to which the Company will repurchase from Michael Vogel 1,200,000 shares of Company common stock for an aggregate repurchase price of $500,000.
(g) “Indemnification Agreement” means the agreement between the Company and the director designated by any Investor entitled to designate a member of the Board of Directors pursuant to the Voting Agreement, dated as of the date of the Closing, in the form of Exhibit E attached to this Agreement.
(h) “Investors’ Rights Agreement” means the agreement among the Company and the Investors and certain other stockholders of the Company dated as of the date of the Closing, in the form of Exhibit G attached to this Agreement.
(i) “Key Employee” means Michael Vogel and any other executive-level employee (including division director and vice president level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.
(j) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course of the Key Employees. Additionally, for purposes of Section 2.8, the Company shall be deemed to have “knowledge” of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.
(k) “Lease” means the Lease and Purchase Agreement between the Company and Aqua Metals Reno, Inc. dated as of the date of the Closing, in the form of Exhibit F attached to this Agreement.
(l) Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.
(m) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(n) “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Investors, and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit H attached to this Agreement.
(o) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(p) “Services Agreement” means the Services Agreement among the Company and AQMS, dated as of the date of the Closing, in the form of Exhibit I attached to this Agreement.
(q) “Stock Plan” has the meaning set forth in Section 2.2(b).
(r) “Transaction Agreements” means this Agreement, the Restated Certificate, the Investors’ Rights Agreement, the CMI Warrant, the AQMS Warrant, the Indemnification Agreement, the Employment Agreement, the Founder Repurchase Agreement, the Right of First Refusal and Co-Sale Agreement, the Services Agreement, the Lease, the Voting Agreement and the Stock Plan.
(s) “Voting Agreement” means the agreement among the Company, the Investors and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit J attached to this Agreement.
(t)“AQMS Warrant” means the warrant agreement by and between the Company and AQMS dated as of the date of the Closing, and in the form of Exhibit K-1 attached to this Agreement.
(u) “CMI Warrant” means the warrant agreement by and between the Company and CMI dated as of the date of the Closing, and in the form of Exhibit K-2 attached to this Agreement..
2.Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the Disclosure Schedule attached as Exhibit L to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of this Agreement and true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections. For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.
2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
2.2 Capitalization.
(a) The authorized capital of the Company consists, immediately prior to the Closing, of:
(i) 60,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 5,250,000 shares of which are issued and outstanding immediately prior to the Closing (prior to the redemption of 1,200,000 shares pursuant to the Founders Repurchase Agreement on the date hereof). All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. As of the Closing, the Company shall also reserve shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Stock Series A-3 Preferred Stock. The Company holds no Common Stock in its treasury.
(ii) 15,000,000 shares of Preferred Stock, of which 12,750 shares have been designated Series A Preferred Stock, 3,060 shares have been designated Series A-1 Preferred Stock, 3,000 shares have been designated Series A-2 Preferred Stock and 720 shares have been designated Series A-3 Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Nevada Revised Statutes (“NRS”). The Company holds no Preferred Stock in its treasury.
(b) The Company has reserved 750,000 shares of Common Stock for issuance to officers and employees of the Company pursuant to the LINICO Corporation 2021 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, none of which have been issued or reserved for issuance and all remain available for issuance to officers and employees pursuant to the Stock Plan. The Company has furnished to the Investors complete and accurate copies of the Stock Plan and forms of agreements used thereunder. The Company has reserved 11,200,000 shares of Common Stock for issuance upon conversion into Common Stock of Series A Preferred Stock, 3,016,000 shares of Common Stock for issuance upon conversion into Common Stock of the Series A-1 Preferred Stock, 1,500,000 shares of Common Stock for issuance upon conversion into Common Stock of the Series A-2 Preferred Stock, and 360,000 shares of Common Stock for issuance upon conversion into Common Stock of the Series A-3 Preferred Stock (it being understood that the reservation of such Series A-2 Preferred Stock and Series A-3 Preferred Stock shall not be required if the warrant is exercised for the Shares instead of the Series A-2 Preferred Stock).
(c) Schedule 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) outstanding stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Sections 2.2(a)(ii) and 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series A Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Series A Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.
(d) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
(e) None of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.
2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement and the Indemnification Agreement may be limited by applicable federal or state securities laws.
2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Investor. Assuming the accuracy of the representations of the Investors in Section 3 of this Agreement and subject to the filings described in the Voting Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by an Investor. Assuming the accuracy of the representations of the Investors in Section 3 of this Agreement and in the Voting Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.
2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investors in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.
2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.
2.8 Intellectual Property.
(a) The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.
(b) To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.
(c) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.
(d) The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.
(e) Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants.

(f) Section 2.8(f) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.
2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
2.10 Agreements; Actions.
(a) Except for the Transaction Agreements, the agreements with Green Li-ion, all contracts entered into by the Founder in establishing the Company as well as the Founder’s out of pocket expenses in setting up the Company, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.
(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.
(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.
(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and Confidential Information Agreements (as defined below), (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Investors or their respective counsel), and (iv) the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.
(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses (including the Founder’s expenses in establishing the Company) or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.
2.12 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.
2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.
2.14 Employee Matters.
(a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.
(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
(c) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c)(i) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(c)(ii) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.
(d) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s Board of Directors.
(e) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.
(f) Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.
(h) To the Company’s knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.
2.15 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
2.16 Insurance. The Company shall furnish and effect insurance policies by March 15, 2021 concerning directors and officers (D&O), product and public liability, plant and equipment, workers’ compensation such as for casualties in the workplace, as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.
2.17 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the Investors or their respective counsel (the “Confidential Information Agreements”), in a form that has been provided to, and determined to be acceptable to, the Investors. No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each Key Employee has executed a non-competition agreement with the Company, in a form that has been provided to, and determined to be acceptable to, the Investors. The

Company is not aware that any of its Key Employees is in violation of any agreement described in this Section 2.17.
2.18 Permits. The Company shall furnish as soon as reasonably practicable all permits, licenses and any similar authority approvals necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.
2.19 Corporate Documents. The Certificate of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form provided to the Investors. The copy of the minute books of the Company provided to the Investors contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.
2.20 Disclosure. The Company has made available to the Investors all the information that the Investors have requested for deciding whether to acquire the Shares, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Investors at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investors, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to Investors of securities.
2.21 Purchase Entirely for Own Account. This Agreement is made with the CMI and AQMS in reliance upon the Company’s representation to each of CMI and AQMS, which by the Company’s execution of this Agreement, the Company hereby confirms, that the CMI Stock and AQMS Stock to be acquired by the Company will be acquired for investment for the Company’s own account, not as a nominee or agent. By executing this Agreement, the Company further represents that the Company does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the CMI Stock or AQMS Stock. The Company has not been formed for the specific purpose of acquiring the CMI Stock or AQMS Stock.
2.22 Disclosure of Information. The Company has had an opportunity to discuss the business, management, financial affairs and the terms and conditions of the offering of the CMI Stock and AQMS Stock with the management of CMI and AQMS, respectively, and has had an opportunity to review the facilities of CMI and AQMS.
2.23 Restricted Securities. The Company understands that the CMI Stock and AQMS Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Company’s representations as expressed herein. The Company understands that the CMI Stock and AQMS Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Company must hold the CMI Stock and AQMS Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company acknowledges that each of CMI and AQMS has no obligation to register or qualify CMI Stock or AQMS Stock for resale except as provided in this Agreement. The Company further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the CMI Stock or AQMS Stock, as the case may be, and on requirements relating to CMI or AQMS, which are outside of the Company’s control, and which each of CMI and AQMS is under no obligation and may not be able to satisfy.
2.24 Legends. The Company understands that the CMI Stock and AQMS Stock and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:
(a) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.” and
(b) any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.
2.25 Accredited Investor. The Company is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
2.26 No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the CMI Stock or AQMS Stock.
3.Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, that:
3.1 Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Investor is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against such Investor in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.
3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares.
3.3 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.
3.4 Restricted Securities. The Investor understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.
3.5 No Public Market. The Investor understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.
3.6 Legends. The Investor understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:
(a) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN

EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(b) any legend set forth in, or required by, the other Transaction Agreements; and
(c) any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.
3.7 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.8 No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.
3.9 Exculpation Among Investors. The Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.
4.Additional Representations and Warranties of CMI. CMI hereby represents and warrants to the Company that:
4.1 Reporting Company. CMI has filed with, or furnished (on a publicly available basis) to, the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Securities Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2018 (collectively, the "CMI SEC Filings"). Each CMI SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and the applicable rules and regulations of the SEC thereunder and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
4.2 Valid Issuance of Shares. The CMI Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Company. The Shares will be issued in compliance with all applicable federal and state securities laws.
4.3 Rule 144.  CMI is not a company subject to Securities Act Rule 144(i) and currently satisfies the conditions of Securities Act Rule 144(c)(1)(i) and (ii).
4.4 Compliance.  CMI shall file any reports otherwise required to be filed by it under the Securities Act and the Securities Exchange Act and shall take such further action as the Company may reasonably request, all to the extent required from time to time to enable the Company to sell the CMI Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
5.Additional Representations and Warranties of AQMS. AQMS hereby represents and warrants to the Company that:
5.1 Reporting Company.  AQMS has filed with, or furnished (on a publicly available basis) to, the Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Securities Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2018 (collectively, the “AQMS SEC Filings”). Each AQMS SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and the applicable rules and regulations of the SEC thereunder and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
5.2 Valid Issuance of Shares. The AQMS Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Company. The Shares will be issued in compliance with all applicable federal and state securities laws.
5.3 Registered Shares.  The AQMS Stock shall be duly registered under the Securities Act and duly listed with NASDAQ and freely transferable by the Company under the Securities Act and any other applicable state securities laws. AQMS shall provide the Company with such evidence of such registration and listing as the Company shall reasonably request.
5.4 Compliance.  AQMS covenants that it shall file any reports otherwise required to be filed by it under the Securities Act and the Securities Exchange Act and shall take such further action as the Company may reasonably request, all to the extent required from time to time to enable the Company to sell the AQMS Stock without registration under the Securities Act.

6.Conditions to the Investors’ Obligations at Closing. The obligations of each Investor to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.
6.2 Performance. The Company and the other Investor shall have executed this Agreement and all other Transaction Agreements to be executed by the Company and the other Investor, and the Company and the other Investor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the other Transaction Agreements that are required to be performed or complied with by the Company on or before the Closing.
6.3 Consideration. The Company and each of the Investors shall have delivered the consideration (i.e., the Shares, CMI Stock and AQMS Stock) required to be delivered pursuant to Section 1.2(b) as of the Closing.
6.4 Compliance Certificate. The President of the Company shall deliver to the Investors at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.
6.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
6.6 Board of Directors. As of the Closing, the authorized size of the Board shall be three (3), and the Board shall be comprised of Michael Vogel, Corrado DeGasperis, as Chairman, and Steve Cotton.
6.7 Indemnification Agreement. The Company shall have executed and delivered the Indemnification Agreements.
6.8 Investors’ Rights Agreement. The Company, each Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder) and the other stockholders of the Company named as parties thereto shall have executed and delivered the Investors’ Rights Agreement.
6.9 Right of First Refusal and CoSale Agreement. The Company, each Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and CoSale Agreement.

6.10 Voting Agreement. The Company, each Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.
6.11 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Nevada on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.
6.12 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing a certificate certifying (i) the Certificate of Incorporation and Bylaws of the Company as in effect at the Closing, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.
6.13 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each Investor (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.
6.14Lease. The Lease shall have been executed and delivered by the Company and Aqua Metals Reno, Inc.
6.15 Services Agreement. The Services Agreement shall have been executed and delivered by the Company and AQMS.
6.16 CMI Warrant. The CMI Warrant shall have been executed and delivered by the Company and the CMI.
6.17 AQMS Warrant. The AQMS Warrant shall have been executed and delivered by the Company and the AQMS.
6.18 Founder Repurchase Agreement. The Company and Michael Vogel shall have entered into the Founder Repurchase Agreement pursuant to which Michael Vogel shall redeem and forfeit all rights, title and interests to 1,200,000 shares of Common Stock to the Company in exchange for $500,000.
6.19 Execution of Employment Agreement The Employment Agreement shall have been executed and delivered by the Company and Mr. Vogel.
7.Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Investors at the Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

7.1 Representations and Warranties of Investors. The representations and warranties of each Investor contained in Section 3 shall be true and correct in all respects as of the Closing.
7.2 Representations and Warranties of CMI. The representations and warranties of CMI contained in Section 4 shall be true and correct in all respects as of the Closing.
7.3 Representations and Warranties of AQMS. The representations and warranties of AQMS contained in Section 5 shall be true and correct in all respects as of the Closing.
7.4 Performance. The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.
7.5 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.
7.6 Investors’ Rights Agreement. Each Investor shall have executed and delivered the Investors’ Rights Agreement.
7.7 Right of First Refusal and CoSale Agreement. Each Investor and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and CoSale Agreement.
7.8 Voting Agreement. Each Investor and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.
7.9 Listing of CMI Stock. The CMI Stock shall have been approved for listing on the NYSE American exchange.
7.10 Listing of AQMS Stock. The AQMS Stock shall have been approved for listing on the NASDAQ Stock Market.
8.Miscellaneous.
8.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.
8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law. This Agreement shall be governed by the internal law of the State of Nevada, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Nevada.
8.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
8.6 Notices.
(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 8.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Arent Fox LLP 1717 K Street, NW Washington, DC 20006-5344, Attention: Gerard Leval, gerard.leval@arentfox.com and if notice is given to the Investors, a copy (which copy shall not constitute notice) shall also be given to Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Clyde Tinnen, ctinnen@foley.com, and Greenberg Traurig, LLP, 18565 Jamboree Road, Suite 500, Irvine, CA 92612, Attention: Daniel K. Donahue, DonahueD@gtlaw.com.
(b) Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the NRS, as amended or superseded from time to time, by electronic transmission pursuant to Section 75.150 of the NRS (or any successor thereto) at the e-mail address set forth below such Investor’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.
8.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
8.8 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
8.9 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the parties hereto. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Agreements unless the same consideration also is offered to all of the parties to the Transaction Agreements who are holders of Shares.
8.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
8.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
8.12 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
8.13 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts of Nevada for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Nevada, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
8.14 No Commitment for Additional Financing. The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Investor or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
8.15 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Transaction Agreements are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Agreement. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that, the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Agreements or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Agreements. The decision of each Investor to purchase Shares pursuant to the Transaction Agreements has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Transaction Agreements. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Agreements, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Shares contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors. The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Agreements except as set forth in the Transaction Agreements.
8.16 Termination.
(a) This Agreement and the other Transaction Agreements may be terminated prior to the Closing:
(1) by written agreement of the Investors and the Company; or
(2) by either the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 4:30 p.m. Eastern time on February 26, 2021; provided, that the right to terminate this Agreement under this Section 8.16(a)(2) shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.
(b) Nothing contained in this Section 8.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Agreements
8.17 Confidentiality and Publicity.
(a) The Company and each Purchaser recognize that, in connection with the performance of this Agreement, each party (in such capacity, the “Disclosing Party”) may disclose Confidential Information (as defined below) to other parties (each, in such capacity, a “Receiving Party”). For purposes of this Agreement, “Confidential Information” means information disclosed by the

Disclosing Party in connection with the transactions contemplated under this Agreement that is (a) proprietary (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation), confidential or otherwise non-public including, but not limited to, the business, future plans, technology, intellectual property (including, as it relates to the Company, Company Intellectual Property), financial information, projections and customer information of a party and (b) identified as confidential at the time of disclosure to a Receiving Party or which by its nature should reasonably have been considered confidential by the Receiving Party. Confidential Information does not include information which: (i) was already known to a Receiving Party or any of its Representatives (as defined below) at the time of the initial disclosure by the Disclosing Party, and such previous knowledge by the Receiving Party was not under a disclosure restriction by the Disclosing Party; (ii) has become publicly known through no breach of this Section 8.17(a) by a Receiving Party or any of its Representatives; (iii) has been duly received by a Receiving Party or any of its Representatives from a third party which, to the knowledge of the Receiving Party, is not subject to a confidentiality obligation to the Disclosing Party; or (iv) has been independently developed by or on behalf of a Receiving Party without use of or reliance on any of the Disclosing Party’s Confidential Information.
(b) The Receiving Party agrees (a) to keep the Confidential Information confidential as it treats its own confidential information, but such treatment shall not be less than a reasonable standard of protection of confidential information, and not to use the Confidential Information for any purpose other than in the performance of its obligations under this Agreement and (b) not to disclose (including by way of interviews, responses to questions or inquiries, press releases or otherwise) any such Confidential Information, except (i) to its affiliates and its and their respective, directors, officers and employees and agents, representatives, lawyers and other advisers (collectively, the “Representatives”) who reasonably need to know the Confidential Information in connection herewith for the Receiving Party’s performance of its obligations under this Agreement; provided, that such Representatives are subject to a confidentiality obligation and use restrictions no less restrictive than those set out in this Section 8.17 by such Representatives and the Receiving Party, and provided further, that the Receiving Party shall remain fully responsible for the breach of confidentiality obligations and use restrictions under this Section 8.17 by any such Representatives, and (ii) pursuant to, and to the extent required by, the applicable Laws (including an order of a governmental entity, court or a requirement of an applicable stock exchange); provided, that, to the extent permitted by applicable laws, the Receiving Party shall, to the extent possible, promptly notify the Disclosing Party of such need to disclose Confidential Information in order to provide the Disclosing Party with a reasonable opportunity to contest such applicable disclosure and Receiving Party shall provide reasonable cooperation with the Disclosing Party to minimize disclosure or seek a grant of confidential treatment by the applicable governmental entity, court or stock exchange on any Confidential Information, solely at the Disclosing Party’s expense.
(c) Each party acknowledges and agrees that (a) its obligations under this Section 8.17 are necessary and reasonable to protect the Disclosing Party’s Confidential Information, (b) any violation of these provisions could cause irreparable injury to the Disclosing Party for which money damages would be inadequate, and (c) as a result, the Disclosing Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Section 8.17 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 8.17 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

(d) Each party hereto agrees that the terms and conditions of this Agreement and the transactions hereunder shall be treated as Confidential Information for purposes of Section 8.17 (with such party being treated as the Receiving Party and each of the other parties being treated as the Disclosing Party, for purposes of applying Section 8.17 to the confidentiality of the terms and conditions of this Agreement and the transactions contemplated hereby). Unless otherwise required by the applicable laws (including an order or regulation of a governmental entity, court, or a requirement of an applicable stock exchange), no Party shall make any press release, public announcement or any other public statements with respect to the transactions occurring under this Agreement without the prior agreement of each of the other parties, which shall not be unreasonably withheld.
(e) This Agreement shall not be construed to limit the Disclosing Party’s, the Receiving Party’s, or any of their respective Representatives’ right to independently and separately develop or acquire products, services, or technology, provided such is done without any use, reference, and/or knowledge, in whole or part, of the other party’s Confidential Information.
(f) Without the prior written consent of the party being disclosed, no party hereto shall (or shall permit any affiliate thereof to) use, publish or reproduce the name or logo of such party or any similar name, trademark or logo in any manner, context or format (including references on or links to websites, in press releases, or in other public announcement); provided, however, that this Section 8.17(f) shall not prevent any party from making any public disclosures, including the disclosure of the identity of a party hereto, that are required by applicable laws (including an order of a governmental entity or a requirement of an applicable stock exchange).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.
LINICO CORPORATION
By:

Name: Michael Vogel, CEO & Founder

Address: 2500 Peru Drive
McCarran, NV 89434, Attention: Michael Vogel

Signature Page to Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

                        Comstock Mining Inc.

By:

Name: Corrado DeGasperis, Executive Chairman & CEO

Address: 117 American Flat Road, Virginia City, Nevada, 89440, Attention: Corrado DeGasperis, degasperis@comstockmining.com

AQUA METALS, INC.

By:

Name: Steve Cotton, CEO

Address: 2500 Peru Drive
McCarran, NV 89434, Attention: Steve Cotton, steve.cotton@aquametals.com

Signature Page to Stock Purchase Agreement

EXHIBITS

Exhibit A    -    SCHEDULE OF INVESTORS
Exhibit B -     CAPITALIZATION TABLE
Exhibit C –     AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Exhibit D –     FOUNDER REPURCHASE AGREEMENT
Exhibit E –     INDEMNIFICATION AGREEMENT
Exhibit F –     LEASE
Exhibit G –     INVESTORS’ RIGHTS AGREEMENT
Exhibit H –     RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
Exhibit I –     SERVICES AGREEMENT
Exhibit J –     VOTING AGREEMENT
Exhibit K-1 –    AQMS WARRANT
Exhibit K-2 –    CMI WARRANT
Exhibit L –     DISCLOSURE SCHEDULES

Exhibit A
SCHEDULE OF INVESTORS

(1) Name of Investor	(2) Number of Series A Preferred Stock upon Closing[1]
Comstock Mining Inc.	6,250
Aqua Metals Inc.	1,500
Total	7,750

1 Excludes all warrant options, CMI building deposit no.2 and optional CMI additional finance.

Exhibit B

COMPANY CAPITALIZATION TABLE
Fully diluted Company capitalization upon closing*

Name	Investment Amount (US$)	Series A Preferred Stock Purchased	(A) Pre-Investment Common Stock Held	(B) Common Stock Equivalent	(D) Employee Stock Option Plan)	(A + B + C + D) Post-Investment Shares Held	% fully diluted
Michael Vogel			5,250,000	(1,200,000)		4,050,000	36.82%
CMI	$5,000,000	5,000		4,000,000		4,000,000	36.36%
AQMS	$1,500,000	1,500		1,200,000		1,200,000	10.91%
CMI Building Deposit 1	$1,250,000	1,250		1,000,000		1,000,000	9.09%
LINICO Stock Option Plan					750,000	750,000	6.82%
TOTAL	$7,750,000	7,750	5,250,000	5,000,000	750,000	11,000,000	100%

*Excludes preferred shares issuable upon exercise of warrants or other amounts that the Investors have the right but not the obligation to invest.

Exhibit C

FORM OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

Exhibit D

FORM OF FOUNDER REPURCHASE AGREEMENT

EXHIBIT E

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT F

LEASE

Exhibit G

FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit H
Form of Right of First Refusal and Co-Sale Agreement

Exhibit I

FORM of Services Agreement

Exhibit J

FORM OF VOTING AGREEMENT

Exhibit K-1
FORM OF AQMS WARRANT

Exhibit K-2

FORM OF CMI WARRANT

Exhibit L
DISCLOSURE SCHEDULE
This Disclosure Schedule is made and given pursuant to Section 2 of the Series A Preferred Stock Purchase Agreement, dated as of February 15, 2021 (the “Agreement”), between LINICO Corporation, a Nevada corporation (the “Company”) and the Investors listed on Schedule A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Investors or their respective counsel.

Section 2.2(c)

Fully diluted Company capitalization upon Closing

Name	Common Stock	Series A	Series A-1	Series A-2	Series A-3
Michael Vogel	4,050,000
CMI		5,000
AQMS		1,500
Linico Stock Option Plan	750,000
CMI Warrant		Warrant to purchase up to 2,500 shares, if purchased within 1 year of Closing		Warrant to purchase up to 2,500 shares if purchased more than 1 year but within three years after Closing
AQMS Warrant		Warrant to purchase up to 500 shares, if purchased within 1 year of Closing		Warrant to purchase up to 500 shares, if purchased more than 1 year but within 3 years after Closing

Section 2.8(f)

Company IP

The Company has an exclusive license and agreement with Green Li-ion Pte. Ltd. A Singaporean company, to use its technology exclusively in the United States
www.linico.io

Section 2.16(c)

Severance Obligations

(i) None.
(ii) None.

Section 2.16(f)

ERISA Obligations

None.

Appendix I

Linico 3-Year Financial Model (Model 1-28-21)